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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

EXHIBIT 8.2

December 1, 2017

Banco Santander (México), S.A. Institución de Banca Múltiple,
Grupo Financiero Santander México

Avenida Prolongación Paseo de la Reforma 500
Colonia Lomas de Santa Fe
Delegación Álvaro Obregón
01219 Mexico City

Ladies and Gentlemen:

We are acting as United States counsel to Banco Santander (México), S.A. Institución de Banca Múltiple, Grupo Financiero Santander México (the “Company”) in connection with the preparation of the Registration Statement on Form F-4 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) filed with the United States Securities and Exchange Commission (File No. 333-221224) by the Company for the purpose of registering under the United States Securities Act of 1933 (the “Act”) 1,698,594,651 of the Company’s Series B shares (“shares”) in the form of American depositary shares (“ADSs”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of the Merger and the ownership and disposition of the Company’s shares and ADSs is set forth in full under the caption “Tax Consequences – Material U.S. Federal Income Tax Consequences” in the Prospectus.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the captions “Tax Consequences” and “Legal Matters” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration, of this letter. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP